Exhibit (e)(6)

SUPPLEMENT TO

DISTRIBUTION CONTRACT

PIMCO Funds

840 Newport Center Drive

Newport Beach, California 92660

February 28, 2012

PIMCO Investments LLC

1633 Broadway

New York, NY 10019

Re: PIMCO Funds: Private Account Portfolio Series – PIMCO Short-Term Floating NAV Portfolio III (the “Portfolio”)

Dear Sirs:

This will confirm the agreement between the undersigned (the “Trust”) and you (the “Distributor”) as follows:

1. The Trust is an open-end investment company organized as a Massachusetts business trust and consisting of such separate investment portfolios as have been or may be established by the Trustees of the Trust from time to time. A separate series of shares of beneficial interest in the Trust is offered to investors with respect to each investment portfolio. The Portfolio is a separate investment portfolio of the Trust.

2. The Trust and the Distributor have entered into a Distribution Contract (the “Contract”) dated November 9, 2010, pursuant to which the Distributor has agreed to be the distributor of shares of the Trust.

3. As provided in paragraph 1 of the Contract, the Distributor hereby adopts the Contract with respect to the Portfolio and the Distributor hereby acknowledges that the Contract, as amended below, shall pertain to the Portfolio, the terms and conditions of such Contract being hereby incorporated herein by reference.

4. The Trust and the Distributor hereby agree to amend the Contract as of the date hereof to add the Portfolio to Schedule A and to make other changes to Schedule A. Accordingly, the current Schedule A is replaced with the new Schedule A attached hereto.

5. This Supplement and the Contract shall become effective with respect to the Portfolio on February 28, 2012 and shall continue in effect for a period not to exceed two years from the effective date of this Supplement and shall continue thereafter on an annual basis with respect to the Portfolio only so long as such continuance is specifically approved at least annually by (a) the Trust’s Board of Trustees or, with respect to the Portfolio, by the vote of a majority of the outstanding voting securities of the Portfolio (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)), and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trust’s Trustees who are not parties to this Contract or “interested persons” (as defined in the 1940 Act) of any such party. This Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This Contract may, in any event, be terminated at any time without the payment of any penalty, by the Portfolio or the Distributor upon not more than 60 days’ and not less than 30 days’ written notice to the other party.

6. The Declaration of Trust establishing the Trust, as amended and restated effective December 15, 2010 a copy of which, together with all amendments thereto (the “Declaration”), is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name “PIMCO Funds” refers to the trustees under the Declaration collectively as trustees and not as individuals or personally, and that no shareholder, trustee, officer, employee or agent of the Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.

If the foregoing correctly sets forth the agreement between the Trust and the Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof.

Very truly yours,
PIMCO FUNDS

By:
Title:	Vice President

ACCEPTED:

PIMCO INVESTMENTS LLC
By:
Title:	Managing Director

SCHEDULE A

Distribution Contract

between PIMCO Funds and

PIMCO Investments LLC

November 9, 2010

As supplemented

February 28, 2012

This contract relates to the following Funds and Portfolios:

Funds:

PIMCO All Asset Fund
PIMCO All Asset All Authority Fund
PIMCO California Intermediate Municipal Bond Fund
PIMCO California Short Duration Municipal Income Fund
PIMCO CommoditiesPLUSTM Short Strategy Fund
PIMCO CommoditiesPLUSTM Strategy Fund
PIMCO CommodityRealReturn Strategy Fund®
PIMCO Convertible Fund
PIMCO Credit Absolute Return Fund
PIMCO Diversified Income Fund
PIMCO EM Fundamental IndexPLUS® TR Strategy Fund
PIMCO Emerging Local Bond Fund
PIMCO Emerging Markets Bond Fund
PIMCO Emerging Markets Corporate Bond Fund
PIMCO Emerging Markets Currency Fund
PIMCO Extended Duration Fund
PIMCO Floating Income Fund
PIMCO Foreign Bond Fund (Unhedged)
PIMCO Foreign Bond Fund (U.S. Dollar-Hedged)
PIMCO Fundamental Advantage Total Return Strategy Fund
PIMCO Fundamental IndexPLUS® TR Fund
PIMCO Global Advantage Strategy Bond Fund
PIMCO Global Bond Fund (Unhedged)
PIMCO Global Bond Fund (U.S. Dollar-Hedged)
PIMCO Global Multi-Asset Fund
PIMCO GNMA Fund
PIMCO Government Money Market Fund
PIMCO High Yield Fund
PIMCO High Yield Municipal Bond Fund
PIMCO High Yield Spectrum Fund
PIMCO Income Fund
PIMCO Inflation Response Multi-Asset Fund
PIMCO International Fundamental IndexPLUS® TR Strategy Fund

PIMCO International StocksPLUS® TR Strategy Fund (Unhedged)
PIMCO International StocksPLUS® TR Strategy Fund (U.S. Dollar-Hedged)
PIMCO Investment Grade Corporate Bond Fund
PIMCO Long Duration Total Return Fund
PIMCO Long-Term Credit Fund
PIMCO Long-Term U.S. Government Fund
PIMCO Low Duration Fund
PIMCO Low Duration Fund II
PIMCO Low Duration Fund III
PIMCO Moderate Duration Fund
PIMCO Money Market Fund
PIMCO Mortgage-Backed Securities Fund
PIMCO Municipal Bond Fund
PIMCO Real IncomeTM 2019 Fund
PIMCO Real IncomeTM 2029 Fund
PIMCO Real Return Fund
PIMCO Real Return Asset Fund
PIMCO RealEstateRealReturn Strategy Fund
PIMCO RealRetirement® Income and Distribution Fund
PIMCO RealRetirement® 2015 Fund
PIMCO RealRetirement® 2020 Fund
PIMCO RealRetirement® 2025 Fund
PIMCO RealRetirement® 2030 Fund
PIMCO RealRetirement® 2035 Fund
PIMCO RealRetirement® 2040 Fund
PIMCO RealRetirement® 2045 Fund
PIMCO RealRetirement® 2050 Fund
PIMCO Senior Floating Rate Fund
PIMCO Short Duration Municipal Income Fund
PIMCO Short-Term Fund
PIMCO Small Cap StocksPLUS® TR Fund
PIMCO Small Company Fundamental IndexPLUS® TR Strategy Fund
PIMCO StocksPLUS® Fund
PIMCO StocksPLUS® Long Duration Fund
PIMCO StocksPLUS® TR Short Strategy Fund
PIMCO StocksPLUS® Total Return Fund
PIMCO Tax Managed Real Return Fund
PIMCO Total Return Fund
PIMCO Total Return Fund II
PIMCO Total Return Fund III
PIMCO Total Return Fund IV
PIMCO Treasury Money Market Fund
PIMCO Unconstrained Bond Fund
PIMCO Unconstrained Tax Managed Bond Fund

Portfolios:

PIMCO Asset-Backed Securities Portfolio
PIMCO Asset-Backed Securities Portfolio II
PIMCO Emerging Markets Portfolio
PIMCO FX Strategy Portfolio
PIMCO Developing Local Markets Portfolio
PIMCO High Yield Portfolio
PIMCO International Portfolio
PIMCO Investment Grade Corporate Portfolio
PIMCO Long Duration Corporate Bond Portfolio
PIMCO Low Duration Portfolio
PIMCO Moderate Duration Portfolio
PIMCO Mortgage Portfolio
PIMCO Mortgage Portfolio II
PIMCO Municipal Sector Portfolio
PIMCO Real Return Portfolio
PIMCO Senior Floating Rate Portfolio
PIMCO Short-Term Floating NAV Portfolio
PIMCO Short-Term Floating NAV Portfolio II
PIMCO Short-Term Floating NAV Portfolio III
PIMCO Short-Term Portfolio
PIMCO U.S. Government Sector Portfolio
PIMCO U.S. Government Sector Portfolio II